Exhibit 99.1

COTY COMPLETES PURCHASE OF 20% STAKE IN KIM KARDASHIAN WEST BUSINESS

•	Strategic partnership focused on developing Kardashian West’s new beauty business globally

•	Acquisition closes on schedule

•	Kardashian West’s skincare line on track to its expected launch in fiscal 2022

January 5, 2020 7:00am EST

NEW YORK – Coty Inc. (NYSE: COTY), one of the world’s largest beauty companies and the global leader in fragrances, today announced the completed acquisition of a 20% ownership interest in Kim Kardashian West’s business for $200M.

The strategic transaction was announced in June 2020 and successfully completed on schedule in Q3 fiscal year 2021. Together, Coty and Kardashian West will focus on entering new beauty categories and global expansion beyond existing product lines. This includes the development of her skincare line, which remains on track for an expected launch in fiscal year 2022.

Sue Y. Nabi, Chief Executive Officer of Coty, said: “Kim shares our true passion for beauty products, and this acquisition allows us to leverage our respective strengths for mutual benefit and value creation. Coty brings unique IP in skincare, the scientific knowledge of the skin as reflected in our formulation know how, while Kim brings a huge global following and unparalleled influence over consumer choice. She has a unique ability to read the latest beauty and wellness trends, while we have the expertise on global product positioning, access to a vast global distribution network, and the resources to enter new beauty categories. I look forward to working closely with Kim and her team and I’m excited by everything we will achieve together.”

Kardashian West and her team will lead the creative efforts relating to product and communications initiatives, building on her remarkable global reach capabilities through social media. Coty will have overall responsibility for the portfolio’s development (skincare, haircare, personal care and nail products), leveraging its deep understanding of the industry and its commercial and go-to-market expertise. Through this relationship each party will leverage its unique strengths to enhance a high growth, direct-to-consumer (DTC) first beauty brand. Products will be sold through leading luxury beauty retailers, as well as owned digital channels.

Kim Kardashian West said: “I’m so proud of how the KKW brand has grown over the past four years, and I look forward to working with Coty for the next phase of innovation, advancement, and the ability to bring new launches to customers all around the world. This relationship will allow me to lead the development of the creative elements that I specialize in, while benefiting from the incredible resources of an established company like Coty.”

Kardashian West is one of the world’s highest-profile and influential consumer personalities, with 300 million followers across her personal and brand social media channels, with a large global audience. She first emerged as a leading star with the success of the TV series ‘Keeping Up with the Kardashians’. In late 2020, it was announced that Disney is working with the Kardashian-Jenner family on global content on its Hulu and Star platforms.

Forward Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s future operations, financial performance and outlook for future reporting periods (including the extent and timing of revenue, expense and profit trends and changes in operating cash flows and cash flows from operating activities and investing activities), the Company’s future operations and strategy (including the expected implementation and related impact of its strategic priorities). These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “are going to”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “temporary”, “target”, “aim”, “potential”, “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that we consider reasonable, but are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual events or results (including our financial condition, results of operations, cash flows and prospects) to differ materially from such statements, including risks and uncertainties relating to:

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litigation, arbitration, including the complaint filed by Seed Beauty, LLC and MM Cosmetics, LLC against KKW Beauty, LLC, or investigations relating to the strategic partnerships with Kylie Jenner and Kim Kardashian West;

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the Company’s ability to achieve its global business strategy, compete effectively in the beauty industry and achieve the benefits contemplated by the strategic partnerships with Kylie Jenner and Kim Kardashian West within the expected time frame;

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inherent risks associated with joint ventures and partnerships, including relating to control and decision-making, compliance, financial accounting and tax considerations, transparency and customer relations;

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managerial, integration, operational, regulatory, legal and financial risks associated with acquisitions generally and the strategic partnerships with Kylie Jenner and Kim Kardashian West specifically, including risks related to the entry into a new distribution channel, the potential for channel conflict, risks of retaining customers and key employees, difficulties of integration (or the risks associated with limiting integration), risks related to regulation of multi-level marketing business models, ability to protect trademarks and brand names, litigation or investigations by governmental authorities;

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changes in law, regulations and policies that affect the Company’s or KKW Holdings, LLC’s (“KKW Holdings”) business or products, including risk that direct selling laws and regulations may be modified, interpreted or enforced in a manner that results in a negative impact to the Company’s or KKW Holdings’ business model, revenue, sales force or business;

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the impact of COVID-19 (or future similar events), including demand for the Company’s and KKW Holdings’ products, illness, quarantines, government actions, facility closures, store closures or other restrictions in connection with the COVID-19 pandemic, and the extent and duration thereof, related impact on the Company’s ability to meet customer needs and on the ability of third parties on which the Company and KKW Holdings rely, including their suppliers, customers, contract manufacturers, distributors, contractors, commercial banks and joint-venture partners, to meet their obligations to the Company and KKW Holdings, in particular, collections from customers, the extent that government funding and reimbursement programs in connection with COVID-19 are available to the Company and KKW Holdings, and the ability to successfully implement measures to respond to such impacts;

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managerial, transformational, operational, regulatory, legal and financial risks, including diversion of management attention to and management of cash flows, expenses and costs associated with the Company’s and KKW Holdings’ response to COVID-19, the integration of acquisitions (including the strategic partnerships with Kylie Jenner and Kim Kardashian West), and future strategic initiatives, and, in particular, the Company’s ability to manage and execute many initiatives simultaneously including any resulting complexity, employee attrition or diversion of resources;

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global political and/or economic uncertainties, disruptions or major regulatory or policy changes, and/or the enforcement thereof that affect the Company’s or KKW Holdings’ business, financial performance, operations or products, including the impact of Brexit (and business or market disruption arising from a “hard Brexit”), the current U.S. administration and recent election, changes in the U.S. tax code, and recent changes and future changes in tariffs, retaliatory or trade protection measures, trade policies and other international trade regulations in the U.S., the European Union and Asia and in other regions where the Company and KKW Holdings operate;

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disruptions in operations, sales and in other areas, including due to disruptions in the Company’s or KKW Holdings’ supply chain, restructurings and other business alignment activities, the completion of the Wella Transaction and related carve-out and transition activities, manufacturing or information technology systems, labor disputes, extreme weather and natural disasters, impact from COVID-19 or similar global public health events and the impact of such disruptions on the Company’s and KKW Holdings’ ability to generate profits, stabilize or grow revenues or cash flows, comply with their contractual obligations and accurately forecast demand and supply needs and/or future results;

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restrictions imposed on the Company through their license agreements, credit facilities and senior unsecured bonds or other material contracts, their ability to generate cash flow to repay, refinance or recapitalize debt and otherwise comply with their debt instruments, and changes in the manner in which the Company finance their debt and future capital needs; and

•	other factors described elsewhere in this document and in documents that the Company files with the SEC from time to time.

When used herein, the term “includes” and “including” means, unless the context otherwise indicates, “including without limitation”. More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 and other periodic reports the Company has filed and may file with the SEC from time to time.

All forward-looking statements made in this release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this release, and the Company does not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Ends

For more information, please contact:

Investor Relations

Olga Levinzon, +1 212 389 7733

olga_levinzon@cotyinc.com

Media – for Coty

Andra Mielnicki, +1 917 285 0586

Andra_Mielnicki@cotyinc.com

Media – for Kim Kardashian West

Christy Welder, +1 212 995 2147

cwelder@fullpic.com

About Coty Inc.

Coty is one of the world’s largest beauty companies with an iconic portfolio of brands across fragrance, color cosmetics, and skin and body care. Coty is the global leader in fragrance and number three in color cosmetics. Coty’s products are sold in over 150 countries around the world. Coty and its brands are committed to a range of social causes as well as seeking to minimize its impact on the environment. For additional information about Coty Inc., please visit www.coty.com.

About Kim Kardashian West

Kim Kardashian West is one of the world’s most-influential people on social media with a combined following of 300 million users and counting. An entrepreneur, beauty mogul, producer and author, she first burst onto the scene in 2007 after the premiere of her hit E! Entertainment reality series “Keeping Up with the Kardashians”, which is currently filming its 20thseason. In late 2020, it was announced that Disney is working with the Kardashian-Jenner family on global content on its Hulu and Star platforms.

Through her work with industry makeup artists, Kardashian West developed a love and understanding for makeup artistry, and launched her eponymous cosmetics line, KKW Beauty in June of 2017. Since inception, KKW Beauty has introduced collections revolutionizing the direct to consumer model by selling out multiple launches. In November of the same year, Kardashian West launched KKW Fragrance and continues to produce sell out collections. In October 2019, KKW Beauty entered Ulta Beauty as the exclusive retailer in the US.

In 2019, Kardashian West launched her highly anticipated solutionwear collection, SKIMS, as a new approach to shape enhancing undergarments which sold out in the first few minutes of launch.

Kardashian West has been passionate about the fight for criminal justice reform and has been studying for a law degree through the apprenticeship program in the state of California. She is expected to take the bar in 2022. She is also a supporter of numerous charitable organizations including the Children’s Hospital Los Angeles, the Dream Foundation, disaster relief efforts including the recent Covid-19 pandemic and donating to organizations focused on making change and fighting radical injustice.